Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-116163 on Form S-8 of Timberland Bancorp, Inc. of our report dated March 15, 2018, appearing in this Annual Report on Form 11-K of the Timberland Bank Employee Stock Ownership & 401(k) Plan for the year ended September 30, 2017.

/s/ Delap LLP

Lake Oswego, Oregon
March 15, 2018